Exhibit 99.1

KBW, Inc. COMPUTERSHARE SHAREHOLDER SERVICES P.O. BOX358015 PITTSBURGH, PA 15252-8015 Toll Free:877-897-6894 International: 201-680-6685 TTY# Hearing Impaired: 800-231-5469 www.computershare.com

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern time on [—], 201[2]. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to KBW, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern time on [—], 201[2]. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by KBW, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

      TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

KBW, INC.

The Board of Directors recommends you vote FOR the following proposal:

1.     To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of November 5, 2012 (as it may be amended from time to time, the “merger agreement”), among Stifel Financial Corp., SFKBW One, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Stifel Financial Corp., SFKBW Two, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of Stifel Financial Corp., which is disregarded from Stifel Financial Corp., and KBW, Inc., and thereby to approve the transactions contemplated by the merger agreement, including the merger of SFKBW One, Inc. with and into KBW, Inc.

			For	Against	Abstain
			☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

2.     To consider and vote on a proposal to approve, by a non-binding, advisory vote, certain compensation arrangements for KBW, Inc.’s named executive officers in connection with the merger.

			For	Against	Abstain
			☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

3.     To approve the adjournment of the Special Meeting, if necessary, for any purpose, including to solicit additional proxies if there are not sufficient votes to adopt the merger agreement and thereby to approve the transactions contemplated by the merger agreement, including the merger, at the time of the Special Meeting.

			For ☐	Against ☐	Abstain ☐

To change the address on your account, please check the box at right and indicate your new address in the space on the reverse side. Please note that change(s) to the registered name(s) on the account may not be submitted via this method.		☐

Yes No
Please indicate if you plan to attend this meeting	☐ ☐

Please sign exactly as the name appears hereon. One joint owner may sign on behalf of the others. When signing in a representative capacity, please clearly state your capacity.

Signature [PLEASE SIGN WITHIN BOX] Date		Signature (Joint Owners)		Date

Special Meeting Admission Ticket

KBW, Inc. Special Meeting of Stockholders

[—], 201[2]

[—] [a.m./p.m.] Eastern time

[—]

This Admission Ticket will be required to admit you to the meeting.

Please write your name and address in the space provided below and present this ticket when you enter.

Name:

Address:

City, State and Zip Code:

PROXY

SPECIAL MEETING OF STOCKHOLDERS OF

KBW, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned stockholder hereby appoint(s) [—], [—], and [—], or any of them, as proxies, each with the power to act without the others and with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of KBW, Inc., a Delaware corporation, that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on [—], 201[2], at [—], Eastern time, at [—] or any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting. We intend to mail this Proxy Card on or about [—], 201[2], to all stockholders entitled to vote at the Special Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

PLEASE MARK YOUR VOTES AND SIGN ON THE REVERSE SIDE OF THIS CARD.